                                                                EXHIBIT 10.55


                               PROMISSORY NOTE



1.   PRINCIPAL AMOUNT:   $500,000.00 USD

2.   INTEREST RATE:   10.5% per annum

3.   DATE OF LOAN:  September 15, 1997

4.   MATURITY DATE:  September 15, 1998

5.   LENDER:   American Dental Technologies, Inc.
               5555 Bear Lane
               Corpus Christi, TX 78405

6.   BORROWER:   Denics Co. Ltd
                 Yotsuya Y's Bldg.
                 7-6 Honshio-Cho
                 Shinjuku-ku
                 Tokyo 160, Japan

7. FOR VALUE RECEIVED, Borrower agrees to pay Lender the principal amount of $500,000.00 USD plus interest at the rate of 10.5% per annum in the manner described below:

     Payment Schedule:
     March 15, 1998:  All Accrued Interest
     June 15, 1998:  All Accrued Interest
     September 15, 1998:  All Accrued Interest and all principal

     All payments will be made to Lender at its address set forth above and in lawful currency of the United States of America.

     PREPAYMENT: This note may be prepaid in full or in part on or before its Maturity Date.

8. COMPLIANCE WITH APPLICABLE LAW: It is Lender's Intention to comply fully with Texas law, and federal law as applicable, regulating credit terms, interest, fees, charges, expenses, and other amounts. For purposes of determining Lender's compliance with such laws,the following shall apply to the extent permitted by law: (a) any contract, charge or receipt by Lender, whether occurring now or in the future, shall be strictly limited by this provision; (b) the "Maximum Lawful Rate" shall mean the maximum lawful ceiling, rate or amount that Lender could have contracted to charge or receive under Texas law or applicable federal law, whichever permits the highest maximum ceiling, rate or amount; (c) to the extent Texas Article 5069-1.04, as amended, provides the Maximum Lawful Rate, the "Indicated rate ceiling" shall apply unless changed by the Lender in accordance with Texas law; (d) Lender may calculate rates or amounts by aggregating amortizing, prorating, allocating and spreading amounts contracted for charged or received over the full term of the transaction; (e) no contract, charge or receipt shall obligate Borrower or any obligor to pay any amount in excess of the Maximum Lawful Rate or waive any right under Texas Article 5069; and (f) any contract, charge or receipt that in the event of acceleration or under any other contingency purports to require the payment or collection of any amount in excess of the Maximum Lawful Rate shall automatically be reformed to not obligate Borrower or any other obligor to pay any amount in excess of the Maximum Lawful Rate. If Lender ever contracts for charges or receives a rate or amount in excess of the Maximum Lawful Rate, the excess (whether denominated principal, interest, or other wise) shall be automatically subject to reallocation, cancellation, credit, application, or refund to eliminate any amount in excess of the Maximum Lawful Rate.

9. FINANCIAL INFORMATION: Borrower will provide Lender with current financial statements including, but not limited to, balance sheets and profit and loss statements and other information upon request.

10. MODIFICATION AND WAIVER: The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform any of Borrower's obligations or delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion will not constitute a waiver on any other occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any co-borrower or guarantor or any of its rights against any co-borrower, guarantor or collateral.

11. SEVERABILITY: If any provision of this Note violates the law or is unenforceable, the rest of the note will remain valid.

12. NOTICE: Any notice or other communication to be provided to Borrower or Lender under this Note shall be in writing and sent to the parties at the addresses described in this Note or such other address as the parties may designate in writing from time to time.

13. APPLICABLE LAW. This note shall be governed by the laws of the state of Texas and applicable federal laws. Borrower consents to the jurisdiction and venue of any court located in the county in which this note is signed or in which borrower resides in the event of any legal proceeding under this note.

14. COLLECTION EXPENSES: If Lender hires an attorney (who is not a salaried employee of Lender) to assist in collecting any amount due or enforcing any right or remedy under this Note, Borrower agrees to pay Lender's reasonable attorney's fees and collection costs subject to court award.


15. MISCELLANEOUS: This Note is being executed for commercial purposes. Borrower and Lender agree that time is of the essence. Borrower waives presentment, demand for payment, notice of intent to accelerate, notice of acceleration, notice of dishonor and protest. All references to Borrower in this Note shall include all of the parties signing this Note. If there is more than one Borrower, their obligations will be joint and several. This Note and any related documents represent the complete and integrated understanding between Borrower and Lender pertaining to the terms and conditions of those documents.

16. ADDITIONAL TERMS. Except for $7,500.00 which Borrower will pay Lender, this note constitutes payment of invoices 21499, 25325, and 25822 owed by Borrower to Lender.


DENICS CO. LTD



by:  /s/ Kengo Iwai
     --------------------
     Kengo Iwai,
     President


                           Unconditional Guarantee



        I, Shohei Oguri of Tokyo, Japan hereby irrevocably and unconditionally guarantee payment of all amounts owed or which may become owed by Borrower to Lender as set forth in the foregoing note from Denics Co., Ltd. to AMERICAN DENTAL TECHNOLOGIES, INC. as if I was the Borrower. This guarantee is performable in Corpus Christi, Texas.


                                        /s/ S. Oguri
                                        ---------------------------------
                                        Shohei Oguri, Individually

                                        Address:

                                        5-7 Hocho Dori
                                        ---------------------------------
                                        Toyohasi City, Japan
                                        ---------------------------------